Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of [●], 2026 (the “Effective Date”), by and between Newton Golf Company, Inc., formerly known as Sacks Parente Golf, Inc., a Delaware corporation (the “Company”), and [●], a [●] (“Seller”).

WHEREAS, Seller is the legal and beneficial owner of Series A Common Warrants to Purchase Common Stock issued by the Company on December 13, 2024 (the “Warrants”), which, as originally issued, entitled Seller to purchase up to [ORIGINAL WARRANT SHARE COUNT] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial exercise price of $2.40 per share; and

WHEREAS, after giving effect to all adjustments through the Effective Date, including the Company’s 1-for-30 reverse stock split and the Share Combination Event Adjustment pursuant to Section 3.9 of the Warrants, the Warrants currently entitle Seller to purchase up to [CURRENT REMAINING ADJUSTED WARRANT SHARE COUNT] shares of Common Stock (the “Shares”) at an adjusted exercise price of $8.40 per Share, with the aggregate exercise price payable in cash except when a cashless exercise is permitted or required pursuant to Section 2.3 of the Warrants, in each case subject to the terms and conditions of the Warrants; and

WHEREAS, the Company and Seller desire that Seller transfer and exchange with the Company the Warrants for immediate cancellation by the Company upon the acquisition thereof, on the terms, and subject to the conditions, of this Agreement.

NOW, THEREFORE, in consideration of these premises, the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange of Warrant.

(a) Consideration; Closing. At the Closing (as defined below), the Company and the Seller shall, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), exchange the Warrants for the Consideration Shares (as defined below), as described herein (the “Section 3(a)(9) Exchange”). On the terms and conditions set forth in this Agreement, the consummation of the exchange of the Warrants contemplated hereby (the “Closing”) shall take place concurrently with the execution of this Agreement on the Effective Date. At the Closing, Seller hereby exchanges, assigns, transfers and conveys to the Company, and the Company hereby accepts from Seller, the Warrants representing the right to purchase the Shares on the terms, and subject to the conditions, of the Warrants, in consideration for the issuance to Seller by Company of a number of restricted shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) $0.35 multiplied by (B) [CURRENT REMAINING ADJUSTED WARRANT SHARE COUNT] Shares by (ii) the Nasdaq Minimum Price (the “Consideration Shares”). Any fractional Consideration Share resulting from this calculation shall be rounded up to the nearest whole share. “Nasdaq Minimum Price” means the lower of (i) the Nasdaq Official Closing Price of the Common Stock immediately preceding the execution of this Agreement or (ii) the average Nasdaq Official Closing Price of the Common Stock for the five Trading Days immediately preceding the execution of this Agreement, in each case as determined in accordance with Nasdaq Listing Rule 5635(d).

Based on a Nasdaq Minimum Price of $[NASDAQ MINIMUM PRICE], the foregoing calculation results in the issuance of [CONSIDERATION SHARE COUNT] Consideration Shares to Seller.

Consideration Shares =	Current Remaining Adjusted Warrant Shares × $0.35
Nasdaq Minimum Price

(b) Issuance of Consideration Shares; Cancellation of Warrants. At the Closing of the Section 3(a)(9) Exchange, the Company shall instruct its transfer agent to issue the Consideration Shares to Seller in book-entry form. The Consideration Shares shall bear a customary restrictive legend and may not be transferred except pursuant to an effective registration statement or an available exemption from registration. Upon issuance of the Consideration Shares, the Warrants shall be automatically and irrevocably cancelled, terminated and of no further force or effect, and Seller shall have no further rights under or with respect to the Warrants. Seller shall promptly deliver to the Company any original Warrant certificate in Seller’s possession or control or, if any such certificate has been lost, stolen or destroyed, such customary affidavit regarding the loss, theft or destruction thereof as the Company may reasonably request.

(c) Registration of Consideration Shares. Within thirty (30) calendar days following the Effective Date, the Company shall file with the Securities and Exchange Commission a registration statement covering the resale of any Consideration Shares which are not eligible to be sold pursuant to Rule 144 without volume or manner-of-sale limitations. The Company shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter and to maintain its effectiveness until the earlier of (i) the sale of all Consideration Shares covered thereby or (ii) the date on which all Consideration Shares may be sold pursuant to Rule 144 without volume or manner-of-sale limitations. Unless prohibited by applicable law, the holding period of the Consideration Shares for purposes of Rule 144 and Section 4(a)(1) of the Securities Act shall tack on to the holding period of the Warrants. Seller shall timely provide all information and execute all documents reasonably requested by the Company in connection with such registration statement.

2. Seller’s Representations. Seller represents and warrants to the Company as follows:

(a) Seller is the sole record and beneficial owner of the Warrants, free and clear of any and all liens and encumbrances (other than restrictions on transfer arising under the Warrants, the Company’s organizational documents or applicable securities laws).

(b) Seller is a duly organized and validly existing [corporation][limited liability company][limited partnership] in good standing under the laws of the jurisdiction in which it was [incorporated][organized]. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by all necessary [corporate][limited liability company][limited partnership] action with respect to Seller, and each such authorization and approval remains in full force and effect. Seller has the [corporate][limited liability company][limited partnership] power and authority to enter into and perform its obligations under this Agreement. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent enforceability may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other similar law affecting creditors’ rights generally and principles governing the availability of equitable remedies.

(c) There is no legal action or suit or governmental proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or the Warrants that in any way adversely affects or prevents the sale and delivery of the Warrants to be transferred hereunder to the Company.

(d) The execution, delivery and performance of this Agreement by Seller will not result in a breach or violation of or constitute a default by Seller under its organizational documents or any material agreement or order to which Seller is a party or by which Seller is bound.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

(f) Seller has had access to all material information concerning the Company reasonably requested or desired by Seller to permit the evaluation of the merits and risk associated with the transactions provided for in this Agreement, including the Section 3(a)(9) Exchange. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the exchange of the Warrants provided for herein and has the capacity to protect Seller’s own interests in connection therewith. Seller is an informed investor with respect to its equity ownership in the Company and has engaged, to the extent Seller deems appropriate, legal, financial, tax and other professional advisors experienced in the evaluation of transactions of the type contemplated hereby.

(g) Seller acknowledges that the value of the Warrants and Consideration Shares is uncertain and may increase or decrease following the Effective Date based on changes in the market price and volatility of the Common Stock, the remaining term of the Warrants, the occurrence or nonoccurrence of a Fundamental Transaction and other factors. Seller further acknowledges that the value of the Consideration Shares at the time of issuance or resell may be less than the value attributed to the Warrants under a particular valuation methodology or the value that might be realized if Seller continued to hold the Warrants. Seller also acknowledges that the Consideration Shares will be restricted when issued and that the market price of the Common Stock may change before the Consideration Shares may be resold pursuant to an effective registration statement or an available exemption from registration. Seller has independently evaluated the number, value and restricted nature of the Consideration Shares, the contingent nature of the Warrants and the risks and benefits of selling the Warrants and has determined that the Consideration Shares and the other rights provided under this Agreement constitute acceptable consideration for the sale and cancellation of the Warrants.

(h) Seller acknowledges that the Company regularly evaluates potential financings, acquisitions, asset purchases, mergers, business combinations and other strategic alternatives, that no assurance has been provided that any such transaction will be proposed or consummated, and that Seller has independently determined to enter into this Agreement without relying on the occurrence, nonoccurrence, status or potential terms of any such transaction. Seller acknowledges that none of the Company or any of its directors, managers, officers, equityholders, employees, representatives, agents or affiliates (i) has made any recommendation to Seller as to whether to enter into the Section 3(a)(9) Exchange; (ii) has advised Seller with respect to the legal, financial or tax consequences of the transactions contemplated hereby; or (iii) except for the representations and warranties of the Company in Section 3, has made (and Seller is not relying on) any other representations or warranties relating to the Company, the Warrants or the transactions contemplated hereby.

3. Company Representations. The Company represents and warrants to Seller as follows:

(a) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized and approved by all necessary corporate action with respect to the Company, and each such authorization and approval remains in full force and effect. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other similar law affecting creditors’ rights generally and principles governing the availability of equitable remedies.

(b) There is no legal action or suit or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company that in any way adversely affects or prevents the performance of the Company’s obligations hereunder.

(c) The execution, delivery and performance of this Agreement by the Company will not result in a breach or violation of or constitute a default by the Company under its organizational documents or any material agreement or order to which the Company is a party or by which the Company is bound. The Company has sufficient authorized and unissued shares of Common Stock available to issue the Consideration Shares.

(d) Except as set forth in this Section 3, the Company makes no representation or warranty, express or implied, at law or in equity, and any such other representations or warranties are expressly disclaimed. The Company acknowledges that none of Seller or any of its directors, managers, officers, equityholders, employees, representatives, agents or affiliates (i) has made any recommendation to the Company as to whether to enter into the transaction contemplated hereby; (ii) has advised the Company with respect to the legal, financial or tax consequences of the transactions contemplated hereby; or (iii) except for the representations and warranties of Seller in Section 2, has made (and the Company is not relying on) any other representations or warranties relating to Seller, the Warrants or the transactions contemplated hereby.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(f) The Consideration Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

4. Survival. All representations and warranties contained herein shall survive the completion of the transactions contemplated hereby. Section 1 (including the Company’s issuance and registration obligations thereunder) and Sections 5 through 15 below shall additionally survive completion of the transactions contemplated hereby.

5. Right to Participate in Future Offerings. Subject to the exceptions described below, for a period of 12 months following the Effective Date, the Company shall not issue any Common Stock or securities convertible, exchangeable or exercisable into or for Common Stock (a “Future Offering”), unless it shall have first delivered to Seller written notice (the “Future Offering Notice”) describing generally the proposed Future Offering and providing Seller an option (the “Buyer Purchase Option”) to purchase its pro rata share, together with all other parties who have entered into a substantially similar warrant purchase agreement with the Company that elect to participate in such Future Offering, of 10% of the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) that are proposed to be sold in the Future Offering, subject to customary cut-back rights. Seller may exercise its Buyer Purchase Option by delivering written notice (the “Buyer Purchase Notice Date”) to the Company within two business days after Seller’s receipt of a Future Offering Notice, which notice shall state the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) being offered in the Future Offering that Seller intends to purchase. The Company shall have 90 days following the Buyer Purchase Notice Date to complete the Future Offering, upon terms and conditions no more favorable to the purchasers thereof, or less favorable to the Company, than specified in the Future Offering Notice. The exercise of a Buyer Purchase Option shall be contingent upon, and contemporaneous with, the consummation of such Future Offering; provided, that notwithstanding Seller’s exercise of the Buyer Purchase Option with respect to a particular Future Offering, the determination to complete any such Future Offering shall be within the Company’s sole discretion. In connection with such consummation, Seller (if it exercises its Buyer Purchase Option) shall deliver to the Company duly and properly executed originals of any documents reasonably required by the Company to effectuate such Future Offering together with payment of the purchase price for the shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) being purchased by the Seller in such Future Offering (the “Future Offering Purchase Price”), and the Company shall promptly issue to Seller the shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) purchased thereby. The restrictions herein shall not apply to (A) any Exempt Issuance; or (B) any “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act (sometimes referred to as an “ATM Issuance”) whereby the Company may sell securities at a future determined price. An “Exempt Issuance” shall include (A) any transaction involving the Company’s issuances of securities issued as consideration in a merger, consolidation, share exchange, business combination, or acquisition of a business, product, license or other assets by the Company, or in connection with any strategic partnership or joint venture; provided that securities issued in a PIPE, bridge financing or other capital-raising transaction undertaken in connection with any such transaction shall not constitute an Exempt Issuance;(B) any issuances of (i) shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) pursuant to, and in accordance with the terms of, any equity compensation plan of the Company; or (ii) shares of Common Stock (or securities convertible, exchangeable or exercisable into or for Common Stock) issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any securities outstanding as of the Effective Date or issued in a Future Offering.

6. Assignability; Binding Effect. Neither party may assign any of its rights hereunder to any third party without the prior written consent of the other party, and any attempted assignment in violation of this Section 6 will be void. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators and permitted assigns.

7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and Seller and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

11. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Newton Golf Company, Inc.

551 Calle San Pablo

Camarillo, California 93012

Attn: Jeff Clayborne

Email: [Intentionally omitted.]

With a copy to (which shall not constitute notice):

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attn: Ben Stacke

Email: ben.stacke@faegredrinker.com

If to Seller, to the address set forth on the signature page hereto.

Each party shall provide notice to the other party of any change in address.

12. Further Assurances. If any further action is necessary, proper or desirable to carry out any purpose of this Agreement, then each party shall take such further action (including the execution and delivery of further documents) as the other party reasonably requests to carry out such purpose.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Seller shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

14. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15. Most Favored Nation Provision. In the event that the Company enters into an agreement for any other repurchase of Warrants that includes more favorable terms or conditions than are included in this Agreement, the Company shall amend the terms of this Agreement to give the Seller the benefit of such more favorable terms or conditions.

16. Entire Agreement. This Agreement (together with the Warrants) sets forth the entire understanding between the parties pertaining to the subject matter herein, there being no terms, conditions, warranties, or representations other than those contained herein or therein.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Warrant Exchange Agreement as of the date and year first above written.

COMPANY:

Newton Golf Company, Inc.

By:
Name:
Title:

SELLER:

[●]

By:
Name:
Title:

Address: